Exhibit 99.1

mPhase Names Three New Independent Board Members

Gaithersburg, MD – August 31, 2021 – mPhase Technologies, Inc. (OTC Pink: XDSL) (“mPhase” or the “Company”) a technology company developing the mPower 5G-enhanced electric vehicle (EV) charging network and consumer engagement platform, announced it has named three new board members: Suhas Subramanyamas, Chet White and Tom Fore as part of a strategic effort to upgrade the organizational structure of the Company. Expansion of the board will allow mPhase to create a majority independent board of directors.  The new board members each bring specific expertise in business segments that are essential to the success of the mPhase growth strategy.

Suhas is a public servant, lawyer, and technology policy expert who currently represents the 87th District in the Virginia General Assembly, where he was first elected in 2019. He was the first Indian-American elected in Virginia’s history at either the state or federal level. He also serves on the Virginia Small Business Commission and Virginia Minority Business Commission as well as the Communications, Technology, and Innovation Committee in the House of Delegates. Previously, he served as a technology policy advisor in the White House under President Barack Obama, where he ran a task force on technology policy and advised on Artificial Intelligence, cybersecurity, infrastructure policy, and economic opportunity. Before joining the White House, he handled a range of technology and trade issues for major U.S. law firms and served as an advisor to Members of the U.S. House of Representatives and U.S. Senate Judiciary Committee. He is a resident of Loudoun County, Virginia and holds a J.D. from Northwestern University.

Chet White is CEO of QuantAI, Inc., an artificial intelligence FinTech company that leverages its proprietary deep learning engine to identify tactical and secular business trends. He is also manager of Griffin Advisors, an emerging growth technology investment company that manages the Helios Alpha 3x Fund. In the private equity market, he is a partner in OneTraction Ventures, which provides a platform for startups with disruptive technology. With more than two decades of financial industry experience in both the public and private markets, he previously held executive positions with UBS, Morgan Stanley, Wells Fargo and Merriman, Curran Ford & Co.

Tom Fore is a multifaceted executive with a long background in real estate development, digital media and entertainment. Currently, he is the co-founder of Digital2Go Media Networks, a mesh network consumer engagement platform; a principal at Tiderock Media, a film production company, and CEO of Sora Development, a mixed-use master development firm with a focus on Public Private Partnerships (“P3 Projects”). He has more than 20 years of experience in the construction and real estate development fields.

“At this early stage in our growth cycle it is important to select active board members who reflect our entrepreneurial culture and can contribute directly to accomplishing our strategic objectives,” explained mPhase CEO, Anshu Bhatnagar. “Suhas has the knowledge and experience to help us forge partnerships with municipal and other government entities in both our 5G and EV channels. Chet is a technology futurist who has contributed important partnerships with leading experts within our mPower ecosystem. Tom has been actively working with international EV companies and major construction projects, giving us dual paths into some important future partnerships. We have a full slate of projects underway and our board members will have a pivotal role in moving those projects forward.”

About mPhase Technologies

mPhase is an emerging EV-centric technology company focused on consumer engagement using data analytics and artificial intelligence to create a monetizable link between consumers and retailers at opportunistic times and places. The Company is currently building a connected ecosystem of EV charging, 5G internet connectivity and software solutions that optimize consumer engagement within the framework of a SaaS/TaaS model. Branded under the mPower name, this ecosystem will empower the way people shop, dine, fuel and interact with the world to create a richer life experience. The mPower ecosystem is tailored to each individual’s tastes and needs, with particular emphasis on empowering tomorrow’s green consumer. mPhase also has data driven business units generating recurring revenue outside of its consumer ecosystem, in addition to legacy nanobattery technology and a related patent portfolio that are slated for future development. Additional information can be found at the mPhase website, www.mphasetech.com. Please follow us on twitter: @mPhase_Tech for the latest updates.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Contact:

ir@mphasetech.com

Investor Contact

Brian M. Prenoveau, CFA

MZ Group - MZ North America

561-489-5315

XDSL@mzgroup.us

www.mzgroup.us